Exhibit 10.3

SUBLEASE

THIS SUBLEASE (the “Sublease”), dated for reference purposes only as of July 25, 2011 (the “Execution Date”), is made by and between EXELIXIS INC., a Delaware corporation (“Sublandlord”), and NODALITY, INC., a Delaware corporation (“Subtenant”).

RECITALS

WHEREAS, Sublandlord and HCP LIFE SCIENCE REIT (as successor-in-interest to Britannia Pointe Grand Limited Partnership, a Delaware limited partnership) (“Master Landlord”), are parties to that certain Build-to-Suit Lease dated as of May 12, 1999, as amended by that certain First Amendment to Build-to-Suit Lease dated as of March 29, 2000, that certain Second Amendment to Build-to-Suit Lease dated as of January 31, 2001, and that certain Third Amendment to Build-to-Suit Lease dated as of May 24, 2001 (as amended, the “Master Lease”), pursuant to which Master Landlord leased to Sublandlord the buildings located at 169 Harbor Way (“Building 169”) and 170 Harbor Way (“Building 170”, and together with Building 169, the “Master Premises”), in South San Francisco, California, each as more fully described in the Master Lease. The parties acknowledge that a copy of the Master Lease has been delivered by Sublandlord to Subtenant.

WHEREAS, the parties hereto desire that Sublandlord sublet to Subtenant and that Subtenant sublet from Sublandlord all of the second floor of Building 170 as shown on the attached Exhibit A (the “Subleased Premises”), together with the nonexclusive right to use the showers located on the first floor of Building 170, the lobby, break room, hallways, elevators, stairwells, mechanical closets, chemical and bio-waste storage areas, server rooms and other spaces designated by Sublandlord from time to time for the non-exclusive use of the tenants of Building 170 and the Common Areas (as defined in the Master Lease) exterior to Building 170 (“Common Areas”). Sublandlord agrees that it shall not permanently close or alter the Common Areas in any manner that will unreasonably interfere with Subtenant’s use, occupancy and enjoyment of the Subleased Premises or decrease Subtenant’s rights under this Sublease.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.    Sublease. Sublandlord does hereby sublet to Subtenant and Subtenant does hereby sublet from Sublandlord, the Subleased Premises, together with the nonexclusive right to use the Common Areas as shown on Exhibit A, subject to the terms and conditions of this Sublease. The parties hereto agree to the rentable square footage of the Subleased Premises set forth above, and such rentable square footage, and any of the economic terms hereof based thereon, shall not be adjusted based on further re-measurement. Notwithstanding the foregoing or anything to the contrary contained in this Sublease, Sublandlord hereby reserves the right, for emergency purposes only, to enter upon and travel through the Subleased Premises, in the event such access is necessary to accommodate emergency evacuation from the roof and or greenhouse located on the roof of Building 170. The parties hereto agree to the rentable square footage of the Subleased Premises is 25,110, and such rentable square footage, and any of the economic terms hereof based thereon, shall not be adjusted based on further re-measurement.

2.	Term.

(a) Master Landlord’s Consent. Sublandlord and Subtenant expressly acknowledge and agree that this Sublease is subject to Master Landlord’s prior written consent to this Sublease, on a form to be provided by Master Landlord that is reasonably acceptable to Sublandlord and Subtenant (“Master Landlord’s Consent”). Sublandlord shall use commercially reasonable efforts to obtain Master Landlord’s Consent, and Subtenant agrees to cooperate in all reasonable respects in connection therewith. If Sublandlord fails to obtain Master Landlord’s Consent within thirty (30) days after execution of this Sublease by both Subtenant and Sublandlord, then either Sublandlord or Subtenant may terminate this Sublease by giving written notice thereof to the other, and Sublandlord shall return to Subtenant any amounts delivered by Subtenant under this Sublease. Neither party shall have any liability to the other for any termination or cancellation of this Sublease as a result of Master Landlord’s failure or refusal to consent to this Sublease, unless it fails to use commercially reasonable efforts to obtain such Master Landlord’s Consent as required in this Sublease.

(b) Sublease Term. Sublandlord has retained Environmental and Occupational Risk Management, Inc. (“EORM”) to prepare a Phase I Environmental Site Assessment for Building 170 (the “Phase I”). This Sublease shall be for a term (the “Sublease Term”) commencing on the later of (A) the later of (i) November 1, 2011, and (ii) receipt of the fully-executed Master Landlord’s Consent (in either case, the “Target Start Date”) and (B) unless waived in whole or in part by Subtenant, the date upon which (i) Sublandlord and Subtenant have received the Phase I, in form and substance satisfactory to Subtenant in its commercially reasonable discretion, and any governmental sign-off necessary to permit Subtenant to occupy the Subleased Premises and conduct its business therein, if any, and (ii) Sublandlord has delivered the Subleased Premises to Subtenant in the required condition, and ending on April 30, 2017, unless terminated earlier in accordance with the terms of this Sublease (as applicable, the “End Date”); provided, however, than in no event shall the Sublease Term extend beyond the term of the Master Lease, as set forth therein. Upon Sublandlord’s delivery of the Subleased Premises to Subtenant, Sublandlord and Subtenant shall complete and execute the Delivery Agreement attached hereto as Exhibit B, confirming the Start Date and scheduled End Date. If the Start Date does not occur by January 1, 2012, for any reason other than a delay caused by Subtenant, then Base Rent (defined below) shall be abated one additional day after the Start Date occurs for each such day of delay or, at Subtenant’s election, this Sublease shall terminate and Sublandlord shall return to Subtenant all amounts paid by Subtenant hereunder.

3.	Delivery and Condition.

(a) Building Systems. Sublandlord shall deliver the Subleased Premises to Subtenant on the Target Start Date in “AS IS, WHERE IS” condition, provided that all existing improvements therein shall be in good working order, and the Subleased Premises shall be vacant, broom clean, otherwise in substantially the same condition as of the date hereof, and Sublandlord shall have performed its obligations to comply with laws as set forth in the Master Lease. Sublandlord warrants that the existing heating, ventilating and air conditioning system (“HVAC”), electrical, plumbing, fire alarm, sprinkler, lighting, and all other such elements in the Subleased Premises shall be in good operating condition on the Start Date, and that the Subleased Premises and the Property, to the best of Sublandlord’s knowledge, do not contain hazardous substances as defined in and in violation of Section 11.6 of the Master Lease. If a non-compliance with such warranty exists as of the Start Date, Sublandlord shall, at Sublandlord’s sole cost and expense, promptly after receipt of written notice from Subtenant setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify the same, or, if responsibility for a particular item is the responsibility of the Master Landlord, Sublandlord shall use commercially reasonable efforts to cause Master Landlord to rectify the same. To be effective, Subtenant’s written notice must be received by Sublandlord on or before the sixth (6th) month anniversary of the Start Date.

(b) FF&E. Sublandlord shall sell to Subtenant, pursuant to the terms of the Bill of Sale attached hereto as Exhibit C, without representation or warranty except as expressly set forth in the Bill of Sale, on the Start Date, all office furniture, cubicles and other related furniture, fixtures and equipment owned by Sublandlord and listed on Schedule 1 to the Bill of Sale.

4.	Rent.

(a) Base Rent. Subtenant shall pay to Sublandlord monthly base rent (the “Base Rent”) for the Subleased Premises as follows ($3.50 per rentable square foot, with 3% annual increases):

Start Date – Month 2	$0.00
Months 3-12	$87,885.00
Months 13-24	$90,521.55
Months 25-36	$93,237.20
Months 37-48	$96,034.32
Months 49-60	$98,915.35
Month 60 – End Date	$101,882.81

Base Rent for the first full month in which Base Rent is due shall be paid on the later of the Execution Date and receipt of Master Landlord’s Consent. On the first day of each month, Base Rent shall be due and payable, in advance, at the address specified for Sublandlord below, or at such other place as Sublandlord designates in writing, without any prior notice or demand and without any deductions or setoff whatsoever (except as otherwise expressly provided in this Sublease). If the Start Date or End Date occurs on a day other than the first or last day, respectively, of a calendar month, then the Base Rent for such fractional month will be prorated on the basis of the actual number of days in such month.

(b) Additional Rent. Notwithstanding anything to the contrary contained in this Sublease, for the first two months of the Term, Subtenant shall pay an amount equal to $16,321.50 ($.65 per rentable square foot) per month for its share of Operating Expenses and $16,321.50 ($.65 per rentable square foot) per month for its share of Utilities (defined below). Thereafter during the Sublease Term, if Sublandlord shall be charged for additional rent or other sums pursuant to any of the provisions of the Master Lease, including, without limitation, “Operating Expenses”, as defined in Section 7.2 of the Master Lease, and taxes, as set forth in Section 6 of the Master Lease, as each is incorporated herein by reference, to the extent such Operating Expenses and/or taxes are in excess of the same charged to Sublandlord in Calendar Year 2011 (the “Base Year”), but excepting those sums incurred by Sublandlord as a result of Sublandlord’s breach of the Master Lease, Subtenant shall pay, as “Additional Rent,” 100% of such additional rent or sums that relate to the Subleased Premises during the Sublease Term, and if the same cannot be so allocated then thirty-six percent (36%) of those charges that relate generally to Building 170 (excluding the vivarium located on the first floor) or 21.1% of those charges that relate generally to the Master Premises (as applicable, “Subtenant’s Share”). Subtenant’s Share of the foregoing increase in Operating Expenses or taxes shall be paid within thirty (30) days after delivery to Subtenant of a copy of Master Landlord’s final accounting of the same for the applicable Lease Year, as set forth in Section 7.4 of the Master Lease. If Subtenant shall procure any additional services from Master Landlord, or if additional rent or other sums are incurred for Subtenant’s sole benefit, Subtenant shall pay 100% of the cost thereof and shall, within thirty (30) days of demand therefor, make such payment to Sublandlord or Master Landlord, as Sublandlord shall direct, and such charges shall not be pro rated between Sublandlord and Subtenant. Any other rent or other sums payable by Subtenant under this Sublease shall constitute and be due as Additional Rent. All Additional Rent that is payable to Sublandlord shall be paid at the time and place that Base Rent is paid, except as otherwise provided in this Sublease or instructed by Sublandlord in writing. Sublandlord will have the same remedies for a default in the payment of any Additional Rent as for a default in the payment of Base Rent. Together, Base Rent, Additional Rent and any other sums due hereunder from Subtenant are sometimes referred to in this Sublease as “Rent”. Subtenant shall be entitled to all credits, if any, given by Master Landlord to Sublandlord for Sublandlord’s overpayment of such amounts. To the extent that the Master Lease, as of the date of this Sublease, requires the Master Landlord to abate Rent at any time during the Master Lease, Rent under this Sublease shall abate proportionally.

(c) Late Charge; Interest. If Subtenant fails to pay any Rent within five (5) days of the date when due, Subtenant shall pay a late charge and interest thereon in accordance with the terms of Section 3.2 of the Master Lease, which is incorporated herein by this reference. No endorsement or statement on a check or letter accompanying a check or payment shall be considered an accord and satisfaction of past due Rent. Subtenant’s covenant to pay Rent is independent of every other covenant in this Sublease.

5.	Utilities Services; After Hours HVAC.

(a) Estimated Utilities Increase. Pursuant to Section 8 of the Master Lease, Sublandlord pays all charges for water, gas, heat, light, electricity, power and sewer utilities services furnished to Building 170 (collectively “Utilities”), directly to the providers. Within thirty (30) days following expiration of the Base Year, and each subsequent calendar year, Sublandlord shall provide to Subtenant Sublandlord’s estimate of the monthly increase in the cost of Utilities (“Estimated Utilities Increase”) over the costs incurred for Utilities during the Base Year, or subsequent calendar year, as applicable, along with copies of any invoices from relevant providers requested by Subtenant. Each month following expiration of the Base Year, Subtenant shall pay, as Additional Rent, Subtenant’s Share of the Estimated Utilities Increase, provided that after-hours HVAC services shall be billed in accordance with the provisions of Section 5(f), below.

(b) Annual True-up. Within ninety (90) days following the end of each calendar year following the Base Year, Sublandlord shall deliver to Subtenant a statement of Subtenant’s Share of the actual cost of Utilities incurred for the preceding year, together with copies of all invoices for Utilities if requested by Subtenant. If on the basis of such statement Subtenant owes an amount that is more or less than the estimated payments for the preceding year previously made by Subtenant, Subtenant or Sublandlord, as the case may be, shall pay the deficiency to the other party within thirty (30) days after delivery of the statement. Failure or inability of Sublandlord to deliver the annual statement within such ninety (90) day period shall not impair or constitute a waiver of Subtenant’s obligation to pay in accordance with this Section for Utilities it consumes, or cause Sublandlord to incur any liability for damages.

(c) Allocation based on Excess Consumption. In the event that Subtenant or Sublandlord reasonably believes that, by application of the Subtenant’s Share, the allocation of the Estimated Utilities Increase is inequitable because another occupant of Building 170 is consuming more than its allocable share of utilities, then Sublandlord shall engage Palmer Electric, or other company acceptable to both parties in their reasonable discretion, to perform a measurement of utilities consumption by all occupants of Building 170. If such measurement reflects that any occupant of Building is consuming more than its proportionate share of Utilities, Sublandlord shall be entitled to charge the party consuming more than its proportionate share the costs of such measurement and Sublandlord shall be entitled to modify the amount of the Estimated Utilities Increase to allocate such charges on a commercially reasonable basis other than the application of the Subtenant’s Share, taking into account the results of such measurement.

(d) Phone and Data. Subtenant shall also contract directly with or otherwise obtain telephone and data services and any other services desired by the Subtenant and not provided by Master Landlord for the Subleased Premises.

(e) Master Lease Services. Sublandlord shall use reasonable efforts to ensure Master Landlord’s compliance with its obligations to provide services under the Master Lease. In no event shall Sublandlord be obligated to provide any such services directly to Subtenant.

(f) After Hours HVAC. In the event that Subtenant wishes to have after hours HVAC services, Subtenant shall give notice as follows: between the hours of 8:00 am and 5:00 pm Monday through Friday, by e-mailing the Facilities staff at: facilities@exelixis.com or between the hours of 5:00 pm and 8:00 am on weekdays, 8:00 am and 5:00 pm on Saturdays and Sundays including holidays, calling the Facilities “On Call” phone number at 650-837-7200, and Sublandlord shall arrange for such after-hours HVAC services. Subtenant agrees to pay Sublandlord’s then current charge for after-hours HVAC services. The current charge for after-hours HVAC service, which is subject to change at any time to reflect Sublandlord’s actual costs only, calculated on a blended rate basis, is $85.00 per hour.

6.    Letter of Credit. Within two (2) business days after Subtenant’s receipt of a copy of Master Landlord’s Consent, Subtenant shall provide to Sublandlord an unconditional, clean, irrevocable Letter of Credit (“Letter of Credit”) in the amount of $112,071.08 in favor of Sublandlord and issued by a bank (which accepts deposits, maintains accounts and will negotiate a letter of credit, and whose deposits are insured by the FDIC) located in the Bay Area and reasonably acceptable to Sublandlord (“Issuer”). Sublandlord hereby approves Comerica Bank as an acceptable Issuer of the Letter of Credit. The Letter of Credit shall (a) be fully transferable by Sublandlord without payment of transfer fees, (b) permit multiple drawings, and (c) provide that draws, including partial draws, at Sublandlord’s election, will be honored upon the delivery to the Issuer of a certificate signed by Sublandlord, or its authorized agent, that Sublandlord is entitled to make the requested draw pursuant to the terms of the Sublease. If Subtenant fails to pay Rent or any other sums as and when due hereunder, or otherwise defaults with respect to any provision of this

Sublease in each case beyond the applicable notice and cure period, Sublandlord may (but shall not be obligated to) use, apply or retain all or any portion of the Letter of Credit for payment of any sum for which Subtenant is obligated or which will compensate Sublandlord for any loss or damage which Sublandlord may suffer thereby. Any draw or partial draw of the Letter of Credit shall not constitute a waiver by Sublandlord of its right to enforce its other remedies hereunder, at Law or in equity. If any portion of the Letter of Credit is drawn upon, Subtenant shall, within ten (10) days after delivery of written demand from Sublandlord, either restore said Letter of Credit to its requisite amount or pay Sublandlord an amount equal to any draw made upon the Letter of Credit. The Letter of Credit shall be in effect for the entire Sublease Term plus sixty (60) days beyond the End Date. The Letter of Credit shall automatically renew each year during the Sublease Term unless Sublandlord is given at least thirty (30) days prior notice of a non-renewal by the Issuer, and Sublandlord shall be able to draw on the Letter of Credit in the event of such notice. The parties agree that the provisions of Civil Code Sections 1950.7 and 1951.7 do not apply to the Letter of Credit or any proceeds from the Letter of Credit. In the event that Sublandlord draws upon the Letter of Credit solely due to Subtenant’s failure to renew the Letter of Credit at least thirty (30) days before its expiration, (i) such failure to renew shall not constitute a default hereunder and (ii) Subtenant shall at any time thereafter be entitled to provide Sublandlord with a replacement Letter of Credit that satisfies the requirements hereunder, at which time Sublandlord shall return the cash proceeds of the original Letter of Credit drawn by Sublandlord.

7.    Compliance with Laws; Use. The Subleased Premises shall be used for research and development, laboratory (including diagnostics), administrative uses and all related legal uses, as permitted under the Master Lease and approved by the City of South San Francisco and any other governmental entity having jurisdiction over the Subleased Premises. Subtenant and its employees, agents, contractors and invitees (the “Subtenant Controlled Parties”) shall comply with all statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity, including, without limitation, all applicable federal, state and local Laws or regulations governing protection of, or damage to the environment, or the treatment, storage or disposal of hazardous materials (collectively referred to as “Laws”), regarding the operation of Subtenant’s business and Subtenant’s particular use of the Subleased Premises. In addition to the foregoing, Subtenant shall comply with the terms of Sections 5.3 and 11 of the Master Lease, which are incorporated herein by this reference (provided, however, that all references therein to “Landlord” shall mean and refer to Master Landlord, except for any indemnity obligations thereunder, which shall be for the benefit of both Sublandlord and Master Landlord, and references to “Tenant” and “Buildings” shall mean “Subtenant” and the “Subleased Premises”, respectively, references in Sections 11.4 – 11.6 to the “Property” shall mean the “Subleased Premises”, all references to “Phase 1 Rent Commencement Date” shall be to the “Start Date” and the references in Section 11.6(g) to “Landlord” shall mean “Sublandlord”), and any other rules and regulations of the Master Premises adopted by Master Landlord from time to time, provided that a copy thereof is made available to Subtenant.

8.    Maintenance and Repairs. The provisions of Section 10 of the Master Lease pertaining to maintenance and repair shall be incorporated into this Sublease, subject to the following terms: For purposes of this Sublease, the term “Buildings” in Section 10 of the Master Lease shall be deemed to mean the Subleased Premises, the term “Tenant” shall be deemed to mean Subtenant and the term “Landlord” shall be deemed to mean Master Landlord. Sublandlord shall use reasonable efforts to ensure Master Landlord’s compliance with its obligations under the Master Lease in this regard. In no event shall Sublandlord be obligated to undertake any maintenance and repair obligations that are otherwise the responsibility of Master Landlord hereunder or under the Master Lease, and Subtenant hereby confirms it will perform Sublandlord’s repair obligations under the Master Lease, to the extent such obligations are applicable to the Subleased Premises during the Sublease Term. Sublandlord hereby assigns to Subtenant all warranties given and indemnities made by Master Landlord to Sublandlord under the Master Lease which would reduce Subtenant’s obligations hereunder, and shall cooperate with Subtenant to enforce all such warranties and indemnities. Notwithstanding any of the foregoing, Sublandlord shall be responsible for continuing to perform its obligations under the Master Lease with regard to maintaining the roof of Building 170 and the systems serving the Subleased Premises except to the extent such systems are located within and exclusively serve the Subleased Premises.

9.    Subtenant Improvements; Repairs and Alterations. Any alterations, additions or improvements to the Subleased Premises by or for Subtenant (collectively referred to as “Alterations”) shall require the prior written consent of both Sublandlord and Master Landlord to the extent required under Section 9 of the Master Lease, as incorporated herein, and be made in accordance with Section 9 of the Master Lease, which is incorporated herein by this reference (provided, however, that all references therein to “Tenant” and “Buildings” shall mean “Subtenant” and the “Subleased Premises”, respectively, and all references therein to “Landlord” shall mean both “Sublandlord” and “Master Landlord”). Subtenant shall be solely responsible for the planning, construction and completion of any Alterations at Subtenant’s sole cost and expense. Subtenant shall make all payments for Alterations in a timely manner so as not to permit any mechanic’s or other liens to be placed upon the Subleased Premises in connection with any Alterations. Subtenant shall fully discharge any such lien within ten (10) days after it first becomes aware of the same. Subtenant shall not damage or deface the furnishings, walls, floors, ceilings or other portions of the Subleased Premises. Any damage to the Subleased Premises caused by Subtenant or a Subtenant Controlled Party shall be promptly repaired by Subtenant, to Sublandlord’s reasonable satisfaction, at Subtenant’s sole cost and expense. If Subtenant shall fail to repair any damage within a reasonable time following notice from Sublandlord, Sublandlord shall have the right to repair any damage caused by Subtenant at Subtenant’s sole cost and expense. In such event, Subtenant shall reimburse Sublandlord for the reasonable cost of any such repairs within ten (10) days after receipt of an invoice, together with an administrative charge in an amount equal to 10% of the cost of the repairs. All Alterations to the Subleased Premises shall remain upon the Subleased Premises following the End Date, provided that Sublandlord receives a written waiver from Master Landlord of its surrender obligations set forth in Section 9.2 of the Master Lease with respect to such Alterations (a “Surrender Restoration Waiver”). If a Surrender Restoration Waiver is not obtained, then Subtenant shall, prior to the End Date, promptly remove any Alterations made by Subtenant at its sole cost and expense and repair any damage to the Subleased Premises caused by such removal.

10.    Entry by Sublandlord or Master Landlord. Sublandlord or Master Landlord may enter the Subleased Premises at any time during the Sublease Term to inspect or show the Subleased Premises, or to clean and make repairs, alterations or additions to the Subleased Premises (in accordance with Section 14.1 of the Master Lease, which is incorporated herein by this reference, provided, however, that all references therein to “Tenant” and “Premises” shall mean “Subtenant” and the “Subleased Premises”, respectively and all references therein to “Landlord” shall mean both “Sublandlord” and “Master Landlord”). Except in case of emergencies, Master Landlord or Sublandlord, as applicable, shall provide Subtenant with at least forty-eight (48) hours prior notice of entry into the Subleased Premises, which must be in writing (which, for purposes of this Section

10 only, may include notice in an email addressed to the following address: michele.benjamin@nodality.com.

11.	Assignment and Subletting.

(a) Consent Required. Subtenant shall not assign, sublease, transfer or encumber any interest in this Sublease or allow any third party to use any portion of the Subleased Premises (collectively or individually, a “Transfer”), without the prior written consent of Sublandlord and Master Landlord, which may be given or withheld in accordance with Section 13 of the Master Lease, which is incorporated herein by this reference (provided, however, that all references therein to “Landlord”, “Tenant” and “Buildings” shall mean “Sublandlord”, “Subtenant” and “Subleased Premises”, respectively). Any Transfer or attempted Transfer without the consent of Sublandlord and Master Landlord that continues after the expiration of applicable notice and cure periods shall be a default by Subtenant and, in addition to any other rights and remedies, shall entitle Sublandlord to terminate this Sublease. To the extent that rent paid by such assignee or sublessee is in excess of Rent paid by Subtenant hereunder (“Bonus Subrent”), such Bonus Subrent shall first be split per Section 13.2(b) and (c) of the Master Lease, as incorporated herein, to be paid and distributed accordingly within five (5) days of actual receipt by Subtenant.

(b) Permitted Transfer. So long as Master Landlord consents, or agrees that no consent is necessary, Sublandlord agrees that Subtenant may, without Sublandlord’s prior written consent (but with at least ten (10) days prior notice), sublet all or any portion of the Subleased Premises or assign this Sublease pursuant to clauses (i) through (iv) of Section 13.1 of the Master Lease, which are incorporated herein by reference; provided, however, that (i) all references in the Master Lease to “Tenant” shall mean “Subtenant”, and (ii) Subtenant shall not be released from any of its obligations under this Sublease or those provisions of the Master Lease incorporated herein and such permitted transferee shall be required to assume all of Subtenant’s obligations hereunder as a condition to such transfer being permitted without Sublandlord’s prior written consent .

12.    Indemnity and Waiver of Claims. Except to the extent caused by the gross negligence or willful misconduct of Master Landlord or Sublandlord or any of its owners, partners, principals, members, trustees, officers, directors, shareholders, agents, employees and lenders (“Sublandlord Related Parties”) or Sublandlord’s or Master Landlord’s violation of the Master Lease or this Sublease, Subtenant shall indemnify, defend and hold Sublandlord and the Sublandlord Related Parties harmless from and against all liabilities, damages, claims, and expenses, including, without limitation, reasonable attorneys’ fees (if and to the extent permitted by Law), which may be imposed upon, incurred by or asserted against Sublandlord or any of Sublandlord Related Parties arising out of or in connection with any damage or injury occurring in the Subleased Premises caused by any acts or omissions (including violations of Law) of Subtenant or any Subtenant Controlled Parties. Subtenant hereby waives all claims against Sublandlord and Sublandlord Related Parties for (a) any damage to person or property (or resulting from the loss of use thereof), except to the extent caused by the negligence or willful misconduct of Sublandlord or any Sublandlord Related Party or Sublandlord’s violation of this Sublease and (b) any failure to prevent or control any criminal or otherwise wrongful conduct by any third party or to apprehend any third party who has engaged in such conduct. Notwithstanding any provision in this Sublease to the contrary, neither Sublandlord nor any Sublandlord Related Party shall be liable for (and Subtenant hereby waives any claims for) any injury or damage to, or interference with, Subtenant’s business, including loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, or for any form of special or consequential damage. Notwithstanding anything to the contrary herein, Sublandlord shall not be released or indemnified from all damages, liabilities, losses, claims, attorneys’ fees, costs and expenses arising from the gross negligence or willful misconduct of Sublandlord or Sublandlord Related Parties or a violation of Sublandlord’s obligations or representations under this Sublease.

13.    Insurance. The provisions of Sections 12.1–12.5 and 12.7 of the Master Lease pertaining to insurance shall be incorporated into this Sublease, subject to the following terms. For purposes of this Sublease, the term “Tenant” in Section 12 of the Master Lease shall be deemed to mean Subtenant, the term “Landlord” shall be deemed to mean Master Landlord (except that the release and waiver of subrogation shall also apply as between Sublandlord and Subtenant), the references to the “Tenant Improvements” shall mean Alterations installed by Subtenant and the term “Property” shall mean the “Subleased Premises”, except that all policies of liability insurance required to be maintained by Subtenant hereunder and thereunder shall name both Sublandlord and Master Landlord as additional named insureds and all notices related to such insurance and all evidence of such policies shall be delivered to both Sublandlord and Master Landlord. Subtenant covenants that it shall obtain Master Landlord’s approval for the form of insurance certificate to be provided to Master Landlord, including any “blanket insurance” policy obtained by Subtenant, prior to the Start Date. Notwithstanding anything in this Sublease to the contrary, Sublandlord and Subtenant hereby release each other and their respective agents, employees, successors, assignees and sublessees from all liability for damage to any property that is caused by or results from a risk which is actually insured against or which is required to be insured against under the Master Lease or this Sublease without regard to the negligence or willful misconduct of the person or entity so released.

14.    Damage or Destruction and Condemnation. The provisions of Section 15 of the Master Lease pertaining to damage or destruction and condemnation shall be incorporated into this Sublease, subject to the following terms. For purposes of this Sublease, the term “Tenant” in Section 15 of the Master Lease shall be deemed to mean Subtenant and the term “Landlord” therein shall be deemed to mean Master Landlord, “Buildings” shall mean the Subleased Premises and “Tenant Improvements” shall mean Alterations installed by Subtenant. Following a casualty or condemnation, Sublandlord shall restore any alterations to the Subleased Premises existing thereon on the Start Date to the extent the same are not Master Landlord’s responsibility if damaged, destroyed or condemned as described in Section 15 of the Master Lease. Sublandlord shall have no right to terminate this Sublease or the Master Lease pursuant to Section 15 of the Master Lease.

15.    Events of Default. The occurrence of any of the following shall constitute a material breach of this Sublease and an Event of Default by Subtenant: (i) failure to pay Rent or any other amount within three (3) days after notice of delinquency; (ii) all those items of default set forth in the Master Lease where the obligation is incorporated in this Sublease, including, without limitation, the Events of Default listed in Section 16 of the Master Lease (which is incorporated by this reference), which remain uncured after the cure period provided in the Master Lease; or (iii) Subtenant’s failure to perform any other term, provision or covenant of this Sublease, which failure remains uncured after thirty (30) days written notice thereof, or if such failure is not susceptible of cure within thirty (30) days, such additional time as reasonably required for such cure provided Subtenant commences such cure within said thirty (30) day period and diligently prosecutes such cure to completion.

16.    Remedies. Upon any default by Subtenant under the terms of this Sublease, beyond any applicable notice and cure period, Sublandlord shall have the remedies set forth in Section 16 of the Master Lease (which is incorporated by this reference) as if Sublandlord is Master Landlord, including, without limitation, the right to terminate this Sublease, in which case Subtenant shall immediately surrender the Subleased Premises to Sublandlord. If Subtenant fails to surrender the Subleased Premises, Sublandlord may, in compliance with applicable Law and without prejudice to any other right or remedy, enter upon and take possession of the Subleased Premises. Subtenant shall pay Sublandlord on demand the amount of all past due Rents, plus other losses and damages which Sublandlord may suffer as a result of Subtenant’s uncured default. In addition to the right to terminate this Sublease and collect damages, Sublandlord shall have the right to pursue any other remedy provided under the Master Lease or that is now or hereafter available at Law or in equity. For purposes of incorporation by reference provided in the first sentence of Section 15 and this Section 16, the term “Tenant” in Section 16 of the Master Lease shall be deemed to mean Subtenant and the term “Landlord” shall be deemed to mean Sublandlord and the term “Lease” shall mean this Sublease.

17.	Master Lease.

(a) Subtenant takes possession of the Subleased Premises, and enters into this Sublease, subject and subordinate to all of the terms, covenants, conditions, and restrictions of the Master Lease. Neither Sublandlord nor Subtenant shall by act or omission cause a breach of any of the terms, covenants, conditions, and restrictions contained in the Master Lease. Sublandlord shall not agree to, or take any actions giving rise to, any amendment, modification or termination of the Master Lease, waive any provisions under the Master Lease or make any elections, exercise any right or remedy or give any consent or approval under the Master Lease that materially adversely impacts the rights and obligations of Subtenant hereunder or Sublandlord’s use of the Subleased Premises without Subtenant’s prior written consent; provided that Sublandlord may, without the consent of the Subtenant, exercise any termination right expressly set forth in the Master Lease as of the date of this Sublease. Except to the extent incorporated by reference in this Sublease, none of the terms, covenants, conditions and restrictions of the Master Lease are incorporated herein to define the agreement as between Sublandlord and Subtenant. With respect to any obligation of Subtenant to be performed under this Sublease, wherever the Master Lease grants to Sublandlord a specified number of days after notice or other time condition to perform its corresponding obligation under the Master Lease (excluding the payment of Rent), Subtenant shall have two (2) fewer days to perform the obligation, including without limitation curing any defaults. Any default notice or other notice of any obligations (including any billing or invoice for any Rent or any other expense or charge due under the Master Lease) from Master Landlord which is received by Subtenant (whether directly or as a result of being forwarded by Sublandlord) shall constitute such notice from Sublandlord to Subtenant under this Sublease without the need for any additional notice from Sublandlord.

(b) Sublandlord shall not be deemed to have made any representation made by Master Landlord in the Master Lease. Moreover, except as otherwise provided herein to the contrary, Sublandlord shall not be obligated:

(i) to provide any of the services or utilities that Master Landlord has agreed in the Master Lease to provide;

(ii) to make any of the repairs or restorations that Master Landlord has agreed in the Master Lease to make; or

(iii) to comply with any Laws or requirements of public authorities with which Master Landlord has agreed in the Master Lease to comply; and Sublandlord shall have no liability to Subtenant on account of any failure of Master Landlord to do so, or on account of any failure by Master Landlord to observe or perform any of the terms, covenants or conditions of the Master Lease required to be observed or performed by Master Landlord; provided Sublandlord agrees to use commercially reasonable efforts to enforce Master Landlord’s obligations under the Master Lease on Subtenant’s behalf.

(c) Notwithstanding the foregoing, Sublandlord grants to Subtenant the right to receive all of the services and benefits with respect to the Subleased Premises that are to be provided by Master Landlord under the Master Lease.

(d) If (i) Subtenant shall fail to perform any of its obligations hereunder and such failure shall continue beyond any cure period provided for herein, or (ii) Master Landlord shall give any notice of failure or default under the Master Lease arising out of any failure by Subtenant to perform any of its obligations hereunder then, in either case, Sublandlord shall have the right (but not the obligation) to perform or endeavor to perform such obligation, at Subtenant’s expense, and Subtenant shall, within ten (10) days of Sublandlord’s demands from time to time, reimburse Sublandlord for all costs and expenses incurred by Sublandlord in doing so as Rent.

(e) Subtenant shall promptly execute, acknowledge and deliver to Sublandlord, any certificate or other document evidencing the status of the Sublease or subordination of this Sublease to the Master Lease, that Sublandlord or Master Landlord may reasonably request, in accordance with Sections 17, 19.11 and 19.16 of the Master Lease, which are incorporated herein by this reference (provided, however, the terms “Tenant” and “Buildings” shall be deemed to mean “Subtenant” and the “Subleased Premises”, respectively).

(f) Sublandlord warrants to Subtenant that (i) Sublandlord has delivered to Subtenant a complete copy of the Master Lease, (ii) the Master Lease is, as of the date of this Sublease, in full force and effect, (iii) no event of default by Sublandlord or, to Sublandlord’s knowledge, by Master Landlord has occurred under the Master Lease nor has any event occurred and is continuing that would constitute an event of default by Sublandlord or, to Sublandlord’s knowledge, by Master Landlord under the Master Lease, but for the requirement of the giving of notice and the expiration of the period of time to cure and (iv) Sublandlord has not subleased or assigned the Master Lease.

(g) Sublandlord shall fully perform all of its obligations under the Master Lease, to the extent Subtenant has not expressly agreed to perform such obligations under this Sublease, and under the New Lease. Sublandlord, with respect to the obligations of Master Landlord under the Master Lease, shall use Sublandlord’s diligent good faith efforts to cause Master Landlord to perform such obligations for the benefit of Subtenant. Such diligent good faith efforts shall include, without limitation: (i) upon Subtenant’s written request, immediately notifying Master Landlord of its nonperformance under the Master Lease, and requesting that Master Landlord perform its obligations under the Master Lease; and (ii) permitting Subtenant to commence a lawsuit or other action in Sublandlord’s name to obtain the performance required from Master Landlord under the Master

Lease; provided, however, that if Subtenant commences a lawsuit or other action, Subtenant shall pay all costs and expenses incurred in connection therewith, and Subtenant shall indemnify Sublandlord against, and hold Sublandlord harmless from, all reasonable costs and expenses incurred by Sublandlord in connection therewith. In the event that Sublandlord defaults in the performance or observance of any of Sublandlord’s remaining obligations under the Master Lease or fails to perform Sublandlord’s obligations under this Sublease, then Subtenant shall give Sublandlord notice specifying in what manner Sublandlord has failed to perform and if such failure shall not be cured by Sublandlord within thirty (30) days thereafter (except that if such failure cannot be cured within said thirty (30) day period, this period shall be extended for an additional reasonable time, provided that Sublandlord commences to cure such failure within such thirty (30) day period and proceeds diligently thereafter to effect such cure as quickly as possible), then Subtenant shall be entitled to cure such failure and promptly collect from Sublandlord Subtenant’s reasonable expenses in so doing (including, without limitation, reasonable attorneys’ fees and court costs). Subtenant shall not be required, however, to wait the entire cure period described herein if such failure by Sublandlord materially interferes with Tenant’s operations and earlier action is required to comply with the Master Lease or with any applicable governmental law, regulation or order.

18.    Surrender of Subleased Premises. At the expiration or earlier termination of this Sublease, if no Surrender Restoration Waiver has been delivered to Sublandlord, then Subtenant, at its sole cost and expense, shall promptly remove from the Subleased Premises (a) any Alterations made by Subtenant, (b) Subtenant’s personal property, and (c) repair any damage to the Subleased Premises caused by such removal, and otherwise quit and surrender the Subleased Premises to Sublandlord, broom clean, and in good order, condition and repair, ordinary wear and tear excepted. If Subtenant fails to remove any such Alterations or Subtenant’s personal property within five (5) days after the termination of this Sublease, Sublandlord, at Subtenant’s sole cost and expense, shall be entitled (but not obligated) to remove such Alterations or remove, store or dispose of Subtenant’s personal property. Sublandlord shall not be responsible for the value, preservation or safekeeping of Subtenant’s personal property.

19.    Holding Over. Subtenant shall have no right to holdover in the Subleased Premises pursuant to this Sublease after the End Date. If Subtenant does not surrender and vacate the Subleased Premises on the End Date, Subtenant shall be a tenant at sufferance, or at the sole election of Sublandlord, a month to month tenancy, and the parties agree in either case that the reasonable rental value, if at sufferance, or the Rent if a month to month tenancy, shall be Rent at the monthly rate of one hundred and fifty percent (150%) of the monthly Rent set forth in Article 4. Notwithstanding the foregoing, and in addition to all other rights and remedies on the part of Sublandlord, if Subtenant fails to surrender the Subleased Premises upon the End Date, in addition to any other liabilities to Sublandlord accruing therefrom, Subtenant shall indemnify, defend and hold Sublandlord harmless from all claims, actions, losses, damages and expenses resulting from such failure, including, without limitation, any such claims, actions, losses and damages to any third parties based on such failure to surrender and any lost profits to Sublandlord resulting therefrom, and including any holdover rent under the Master Lease or damages incurred by Sublandlord under the Master Lease as a result of such holdover.

20.    Parking. Subtenant shall have Subtenant’s proportionate share of such parking rights as Sublandlord may have in connection with the Subleased Premises pursuant to Section 19.20 of the Master Lease.

21.    Limitation of Liability. Notwithstanding anything set forth herein, in no event shall any personal liability be asserted against Sublandlord’s officers, directors, employees, agents or contractors or to the property or assets of any of them. Under no circumstances shall Sublandlord’s officers, directors, employees, agents or contractors be liable for any injury or damage to, or interference with, Subtenant’s business, including loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, or for any form of special or consequential damage.

22.	Right of First Offer to Sublease.

(a) Grant of Option; Conditions. Subject to the terms of this Section 22, Subtenant shall have a one-time right of first offer to sublease (“Right of First Offer”) the entire office space on the first floor of Building 170 (excluding the vivarium) (the “ROFO Space”). Subtenant’s Right of First Offer shall be exercised as follows:

(i) At any time before the thirty-sixth (36th) month of the Sublease Term and after Sublandlord has determined that the ROFO Space has become Available (defined below), but before leasing such ROFO Space to a third party, Sublandlord shall provide Subtenant with written notice (the “Advice”) advising Subtenant of the terms under which Sublandlord is prepared to sublease such ROFO Space to Subtenant for the remainder of the Sublease Term, which terms shall reflect the Prevailing Market (hereinafter defined) rate for such ROFO Space as reasonably determined by Sublandlord. For purposes hereof, the ROFO Space shall be deemed to become “Available” after both of the following occur: (A) Sublandlord hereafter subleases the ROFO Space to a third party and (B) thereafter Sublandlord has determined that such third-party tenant of such ROFO Space, and any occupant of such ROFO Space claiming under such third-party tenant, will not extend or renew the term of its sublease for such ROFO Space pursuant to a renewal right in the original sublease, or enter into a new sublease. Subtenant may sublease the ROFO Space in its entirety only, under the terms set forth in the Advice, by delivering written notice of exercise to Sublandlord (the “Notice of Exercise”) within five (5) days after the date of the Advice.

(ii) Notwithstanding any contrary provision hereof, Subtenant shall have no Right of First Offer, and Sublandlord shall not be required to provide Subtenant with an Advice, with respect to any ROFO Space, if, at the time Sublandlord would otherwise deliver the Advice: (A) Subtenant is in default under the Sublease beyond applicable notice and cure periods; or (B) Subtenant has assigned the Sublease or sublet all or any portion of the Subleased Premises other than to a Permitted Transferee; or (C) Subtenant is not occupying any of the Premises when Sublandlord would otherwise deliver the Advice.

(b) Terms for Sublease of ROFO Space.

(i) The term for the ROFO Space shall commence on the commencement date stated in the Advice and thereupon the ROFO Space shall be considered a part of the Subleased Premises subject to the provisions of the Sublease; provided, however, that the provisions of the Advice shall prevail to the extent they conflict with the provisions of the Sublease.

(ii) Subtenant shall pay Base Rent and Additional Rent for the ROFO Space in accordance with the provisions of the Advice, which provisions shall reflect the Prevailing Market rate for the ROFO Space, as determined in Sublandlord’s reasonable judgment.

(iii) Except as may be otherwise provided in the Advice or in Section 3(a) of this Sublease, the ROFO Space (including improvements and personalty, if any) shall be accepted by Subtenant in AS-IS condition. If Sublandlord is delayed in delivering possession of the ROFO Space by any holdover or unlawful possession of the ROFO Space by any party, Sublandlord shall use reasonable efforts to obtain possession of the ROFO Space, and the commencement date of the term for the ROFO Space shall be postponed until the date Sublandlord delivers possession of the ROFO Space to Subtenant in the required condition free from occupancy by any party.

(c) Termination of Right of First Offer. The sublease of the ROFO Space to Subtenant shall be subject to the consent of the Master Landlord. The rights of Subtenant hereunder with respect to any ROFO Space shall terminate on the earliest to occur of: (i) the last day of the thirty-sixth (36th) month of the Sublease Term, (ii) Subtenant’s failure to exercise its Right of First Offer with respect to such ROFO Space within the five (5)-day period provided in Section 22(a)(i) above, (iii) the date on which Sublandlord would have provided Subtenant an Advice for such ROFO Space if Subtenant had not been in violation of one or more of the conditions set forth in Section 22(a)(ii) above, or (iv) Master Landlord’s failure to consent to Subtenant’s Sublease of the ROFO Space. If Subtenant does not exercise its Right of First Offer within such five (5)-day period, then Sublandlord shall have the right to sublease the ROFO Space on the terms set forth in the Advice.

(d) Offering Amendment. If Subtenant exercises its Right of First Offer, Sublandlord shall prepare an amendment (the “Offering Amendment”) adding the ROFO Space to the Subleased Premises on the terms set forth in the Advice and reflecting the changes in the Base Rent, rentable square footage of the Subleased Premises, Subtenant’s Share and other appropriate terms in accordance with this Section 22. A copy of the Offering Amendment shall be sent to Subtenant within a reasonable time after Sublandlord’s receipt of the Notice of Exercise executed by Subtenant, and Subtenant shall execute and return the Offering Amendment to Sublandlord within 15 days thereafter. Upon full execution of the Offering Amendment, Sublandlord shall send the same to Master Landlord for consent.

(e) Definition of Prevailing Market. For purposes of this Section 22, “Prevailing Market” means the annual rental rate per square foot for space comparable to the ROFO Space in office buildings comparable to Building 170 and in the same geographic area thereof under subleases being entered into at or about the time that Prevailing Market is being determined. Notwithstanding the foregoing, space subleased under any of the following circumstances shall not be considered to be comparable for purposes hereof: (i) the sublease term is for less than the sublease term of the ROFO Space; (ii) the space is encumbered by the option rights of another tenant; or (iii) the space has a lack of windows and/or an awkward or unusual shape or configuration. The foregoing is not intended to be an exclusive list of space that will not be considered to be comparable.

23.	Miscellaneous.

(a) Notices for Subtenant shall be sent to Subtenant after the Start Date at the Subleased Premises (ATTN: General Counsel) and before the Start Date at 201 Gateway Boulevard, South San Francisco, CA 94080 (ATTN: General Counsel). Notices for Sublandlord shall be sent to Sublandlord as follows: Exelixis, Inc., 210 E. Grand Avenue, South San Francisco, CA 94080, and to the attention of Executive Vice President and General Counsel (each, a “Notice

Address”). All demands, approvals, consents or notices shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested, or sent by overnight or same day courier service at the party’s respective Notice Address(es) set forth above. Each notice shall be deemed to have been received or given on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Subtenant has vacated the Subleased Premises or other Notice Address without providing a new Notice Address, three (3) days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Any party may, at any time, change its Notice Address (other than to a post office box address) by giving the other parties written notice of the new address.

(b) The term “Force Majeure Delay” as used in the Sublease shall mean any delay by either party in fulfilling its obligations hereunder which is attributable to any: (i) actual delay or failure to perform attributable to any strike, lockout or other labor or industrial disturbance (whether or not on the part of the employees of either party hereto), civil disturbance, future order claiming jurisdiction, act of a public enemy, war, riot, sabotage, blockade, embargo, inability to secure customary materials, supplies or labor through ordinary sources by reason of regulation or order of any government or regulatory body; or (ii) actual delay or failure to perform attributable to lightening, earthquake, fire, storm, hurricane, tornado, flood, washout, explosion, or any other similar industry-wide or Building-wide cause beyond the reasonable control of the party from whom performance is required, or any of its contractors or other representatives. Any prevention, delay or stoppage due to any Force Majeure Delay shall excuse the performance of the party affected for a period of time equal to any such prevention, delay or stoppage (except the obligations of Subtenant to pay Rent and other charges pursuant to this Sublease).

(c) Either party’s failure to declare a default immediately upon its occurrence or delay in taking action for a default shall not constitute a waiver of the default, nor shall it constitute an estoppel. If either party institutes a suit against the other for violation of or to enforce any covenant, term or condition of this Sublease, the prevailing party shall be entitled to all of its costs and expenses, including, without limitation, reasonable attorneys’ fees.

(d) This Sublease shall be interpreted and enforced in accordance with the Laws of the state in which the Subleased Premises is located.

(e) Each of Subtenant and Sublandlord represents and warrants that it has not dealt with any broker in connection with this Sublease, other than Cornish & Carey Commercial Newmark Knight Frank, on behalf of Subtenant and Sublandlord, and each party hereto agrees to indemnify and hold the other party harmless from any commissions due to any broker with whom such party has dealt, other than the broker named in this paragraph.

(f) This Sublease constitutes the entire agreement between the parties and supersedes all prior agreements and understandings related to the Subleased Premises. This Sublease may be modified only by a written agreement signed by Sublandlord and Subtenant.

(g) The execution, delivery, and performance by each of Subtenant and Sublandlord of its respective obligations under this Sublease have been duly authorized and will not violate any provision of Law, any order of any court or other agency of government, or any indenture, agreement or other instrument to which it is a party or by which it is bound.

(h) This Sublease may be executed in multiple counterparts, and by each party on separate counterparts, each of which shall be deemed to be an original but all of which shall together constitute one agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as of the day and year first above written.

SUBLANDLORD:		SUBTENANT:

EXELIXIS, INC.,		NODALITY, INC.,
a Delaware corporation		a Delaware corporation

By:	/s/ Frank Karbe	By:	/s/ David R. Parkinson
Name:	Frank Karbe	Name:	David R. Parkinson
Title:	EVP & CFO	Title:	CEO

EXHIBIT A

EXHIBIT B

DELIVERY AGREEMENT

Re:	Sublease dated June , 2011, between EXELIXIS INC., a Delaware corporation (“Sublandlord”), and NODALITY, INC., a Delaware corporation (“Subtenant”), concerning the subleased premises consisting of the entire second floor (the “Subleased Premises”) of the building located at 170 Harbor Way, South San Francisco, CA (“Building 170”).

Ladies and Gentlemen:

In accordance with the subject Sublease (to which reference is made for any undefined capitalized terms used herein), we wish to advise and/or confirm as follows:

The Start Date of the Sublease Term for the Subleased Premises is             , 2012 (the “Start Date”), and the Sublease Term for the Subleased Premises is scheduled to expire on April 30, 2017, unless sooner terminated according to the terms of the Sublease (as applicable, the “End Date”). Sublandlord delivered possession of the Subleased Premises to Subtenant on the Start Date, in the condition required under the Sublease and Subtenant accepted possession of the Subleased Premises on the Start Date.

That in accordance with the Sublease, monthly Base Rent in the amount of $96,673.50 shall commence to accrue on             , 2012.

The total rentable square feet (“RSF”) of the Subleased Premises is 25,110 RSF, and of Building 170 is 70,000 RSF and of the Master Premises is 119,000 RSF. Subtenant’s Share of the Subleased Premises is One Hundred Percent 100%, Subtenant’s Share of Building 170 is 36% and Subtenant’s Share of the Master Premises is 21.1%.

Each party represents and warrants to the other that it is duly authorized to enter into this document and that the person signing on its behalf is duly authorized to sign on behalf of such party.

SUBLANDLORD:	SUBTENANT:

EXELIXIS, INC., a Delaware corporation	NODALITY, INC., a Delaware corporation

By:	By:
Name:	Name:
Title:	Title:

EXHIBIT C

BILL OF SALE

For One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, EXELIXIS INC., a Delaware corporation (“Seller”), hereby conveys to NODALITY, INC., a Delaware corporation (“Purchaser”), all of Seller’s right, title and interest in and to the office furniture, cubicles and other related furniture, fixtures and equipment owned by Seller and listed on Schedule 1 attached hereto, and located in the Subleased Premises (the “Sold Personal Property”).

Seller has not made and does not make any express or implied warranty or representation with respect to the merchantability of the Sold Personal Property or its fitness for any particular purpose; the design or condition of the Sold Personal Property; the quality or capacity of the Sold Personal Property; workmanship or compliance of the Sold Personal Property with the requirements of any Law, rule, specification or contract pertaining thereto; patent infringement or latent defects. Purchaser accepts the Sold Personal Property on an “AS IS, WHERE IS” basis.

IN WITNESS WHEREOF, Seller has caused this instrument to be executed and delivered as of this     day of             ,             .

SELLER:

EXELIXIS, INC., a Delaware corporation

By:
Name:
Title:

SCHEDULE 1 TO BILL OF SALE

SOLD PERSONAL PROPERTY

BUILDING	OFFICE	PICTURE NUMBER	QTY	DESCRIPTION	DIMENSIONS	CHAIR CODE
170	201	131	1	Dark wood conf. Table	12’x4’
			10	KR25 3382 BLANC
			10	Armless ch rad 2162 ARCHER

170	206	132	2	5 high later files
			1	BBF Black

170	203	133	1	Left handed extended corner w/bi level platform	54”x42”
			1	SWS	48”x24”
			1	3 high book shelf	36”
			1	shelf w/ light	48”
			1	Tack board	48”
			2	Wall track	60”
			1	BBF blk
			1	FF blk
			1	Whiteboard	48”x36”
			1	Hayworth 080416 “chair”
			1	KR200 ARMS 7878 #20 Black

170	204-A	134	1	Left handed extended corner Bi level	66”x36”x24”x24”
			1	Sws	36”x24”
			1	Sws	19.5”x24”
			1	FF
			1	BBF
			2	Shelfs w/ 1 tasklight
			1	Tack board	48”x25”
			1	Cork board	48”x36”
			1	White board	48”x36”
			1	ZA94 I021 I Ebony KR 25 Arms- Chrome Base		100
			3	Wall tracks	60”

170	204-B	135	1	Custom cut corner w/ KBT	36”x36”x24”x24”
			1	Sws	60”x24”
			1	Sws	19.5”x24
			1	BBF
			1	FF
			1	Shelf w/ light	48”
			1	Shelf	36”
			1	Tack board	36”x25”
			1	Steel Case 462LEAPX- steel case multi-color		102
			3	Wall tracks	60”

170	205	136	1	Left handed extended corner bi level	60”x42”
			1	Sws	60”x24”
			1	BBF
			1	FF
			1	Shelf	60”
			1	Tack board	60”
			2	Wall tracks	36”
			1	Round table w/ blk base	36”
			1	2 High bookcase	36”
			2	A1 Chairs
			1	White board	36”x24”
			1	PA57 KR240 2121 Ebony		104

170	207	137	1	Cut to fit corner w/ kbt	48”x48”x24”
			1	Sws	24”x24”
			1	Sws	66”x24”
			1	BBf
			1	FF
			4	Shelfs w/ 2 lights	48”
			1	Tack board	48”x25”
			4	Wall tracks	84”
			1	Whiteboard	48”x36”
			1	Hayworth side chair
			1	Hayworth 080416- Black see through mesh back		106

170	208	138	1	Right handed extended bi level	72”x42”x24”x30”
			1	Sws	48”x24”
			1	Sws	36”x24”
			1	Sws	30”x24”
			1	Corner cut to fit w/ kBT	48”x48”x24”
			2	Shelfs w/ lights	36”
			2	Tack boards	36”x25”
			1	Shelf w/ light	48”
			1	Tack boards	48”x25”
			5	Wall tracks	60”
			1	BBF
			1	White board	48”x36”
			1	G97G48AA- Millennium GL ADJ Arm mid-back posture TA		108

170	209	139	1	Left handed extended corner	72”x42”x24”x30”
			1	Right handed wave top	48”x24”x30”
			1	Maple round tabl w/ Blk base	36”
			1	2 drawer lat	42”
			1	2 drawer lateral fol	30”
			1	BBF
			1	FF
			2	Shelfs w/ lights	36”
			2	Shelfs	48”
			2	Wall tracks	84”
			3	Wall tracks	60”
			2	Tack boards	36”x25”
			1	Tack board	48”x25”
			1	White board	24”x36”

170	211	140	1	Left handed extended bi level corner	66”x42”x24”x30”
			1	light wood round table w/ blk base	36”
			1	White board	48”x36”
			1	BBF
			1	FF
			2	Drawer lateral file
			1	Shelf w/ light	60”
			1	Shelf w/ light	48”
			1	Tackboard	60”x25”
			1	Tackboard	48”x25”
			3	Wall tracks	60”
			2	Blk wood w/ red and gold seats
			1	RE30A- HWBK9201- Black Reaction		110

170	212	141	1	Corner	48”x48”x24”
			1	Sws	21.5”x24”
			1	Sws	48”x24”
			1	Sws	54”x24”
			2	BBF
			1	FF
			1	Lateral file	30”
			1	White board	36”x60”
			1	Shelf w/ light	60”
			1	Shelf w/ light	48”
			1	Tackboard	60”x25”
			1	Tackboard	48”x25”
			3	Wall track	60”
			2	Hayworth side chairs
			1	9022369- gray office master		112

170	213	142 + 143	1	Left hand half moon extended corner w/ platform bi level	72”x42”x24”x30”
			1	Sws	36”x24”
			1	Right hand wave top	66”x24”30”
			1	4 High lateral file	36”
			1	4 High verical file
			1	FF
			2	BBF
			3	Shelfs	36”
			2	Lights
			2	Tack board	36”x25”
			2	Shelfs	42”
			1	Lights
			2	Tack board	42”x25”
			1	White board	24”x36”
			7	Wall tracks	60”
			1	Hayworth side chair
			1	KR200 Arms 7878 #20 Black		114
			1	Armless ch rad 2162 4578240/002 black		A1

170	214-A	144	1	Corner w/ kbt	48”x48”x24”
			4	Wall tracks	60”
			1	Sws	42”x24”
			1	Sws	36”x24”
			1	BBF
			1	FF
			2	Shelfs	48”
			2	Shelfs w/ lights	42”
			2	Tack boards	42”x25”
			1	ZA94 I021 I Ebony KR 25 Arms- Chrome Base		100

170	214-B	145	1	Corner cut to fit w/ kbt	48”x48”x24”
			1	Sws	36”x24”
			1	Sws	48”x24”
			2	FF
			1	BBF
			3	Shelfs	36”
			2	Tack board	36”x25”
			1	White board	24”x36”
			3	Wall tracks	60”
			1	ZA94 I021 I Ebony KR 25 Arms- Chrome Base		100

170	233-A	146	1	Sws	48”x30”
			2	Shelfs w/ 36” wall track	36”
			1	BBF
			1	Glass round table w/ blk base	48”

			1	Steel Case 462LEAPX- steel case multi-color		102
			2	Arm chair 8862GRD3-0D		A3
			1	Multi-tilt 3217		116

170	233-B	147	1	Right extended bi level corner	72”x42”x24”x30”
			1	Left wave top	72”x24”x30”
			3	BBF
			1	Shelf w/ 48”x25” tackboard	48”
			1	Shelf w/ light and 60”x25” tackboard	60”
			3	Wall tracks	84”
			1	Panel	70”x48”
			1	Hayworth 080416- Black see through mesh back		106

170	215	148	2	Cubes	8’x7’
			4	Sws	48”x24”
			4	Sws	36”x24”
			4	Sws	24”x24”
			2	Overhead w/ light	48”
			4	BBF
			1	2 drawer lat	30”
			1	ZA94 I021 I Ebony KR 25 Arms- Chrome Base		100
			1	KR200 Arms 7878 #20 Black		114

170	217	149	9	5 high lateral files	42”

170	218	150	2	5 high lateral file light grey	42”
			1	5 high lateral file blue	36”
			4	4 high lateral files	42”
			1	2 drawer lat	42”
			1	5 high bookcase blk	36”
			3	5 high bookcase LT	36”

170	219	151	15	5 high bookcases LT	36”
			1	3 drawer lateral file	42”

170	238	152	1	Freestanding table w/ KBT	30”x60”
			1	Lab table blue and white	72”x36”
			1	Lab table blue and white	48”x36”
			1	Work table	36”x24”
			3	Lab chairs
			1	White board	24”x36”
			1	Metal shelfing	54”x24”

170	251	153	3	Cork boards	36”x24”
			2	FF
			1	BBF
			2	KBT
			2	ZA94 I021 I Ebony KR 25 Arms- Chrome Base		100
			1	KR200 Arms 7878 #20 Black (No arms though)		114

170	252	154	1	Sws	72”x30”
			1	Sws	48”x24”
			1	D top	66”x30”
			1	4 high bookcase	36”
			4	Shelfs w/ 2 lights	36”
			2	Tack board	36”x25”
			3	Wall tracks	60”
			1	BBF mobile
			1	2 drawer lateral	42”
			1	White board	48”x72”
			1	Hayworth side chair
			1	PA53 #F021 F-Ebony KR200 arms		118

170	253	155	1	Corner w/ KBT	48”x48”x24”
			1	Sws	24”x24”
			1	Sws	54”x24”
			1	Round table	36”
			4	Shelf w/ lights	36”
			5	Tackboards	36”x25”
			1	4 high bookcase	36”
			5	Wall track	60”
			2	Wall track	84”
			1	White board	48”x36”
			1	PA53 #F021 F-Ebony KR200 arms		118
			2	Arm chair 8862GRD3-0D		A3

170	256	156	1	Corner w/ KBT	48”x48”x24”
			1	Left handed wave top	54”x24”x30”
			1	Sws	36”x24”
			1	Shelf w/ light	60”
			1	Tackboard	40”x25”
			1	Shelf	48”
			6	Wall tracks	60”
			1	BBF
			1	FF
			1	White board	36”X48”
			1	2 Drawer lat	36”
			2	Hayworth side chairs
			1	AM123A
			1	3/4 moon table w/ 3 legs	36”

170	257	157	1	Right handed corner w/ bi level	60”x42”x24”x24”
			1	Sws	30”x24”
			1	Sws	48”x24”
			3	Shelf w/ lights	36”
			3	Tackboards	36”x25”
			1	Shelf w/ lights	48”
			1	Tackboards	48”x25”
			5	Wall tracks	60”
			3	BBF
			1	3 drawer lat	36”
			1	White board	36”x60”
			3	Hayworth side chairs
			1	KR200 Arms 7878 #20 Black		114

170	258	158	1	Corner w/ kbt	48”x48”x24”
			1	Sws	30”x34”
			1	Sws	48”x24”
			1	Sws	72”x24”
			1	Shelf w/ light	42”
			1	Tack board	42”x23”
			1	Shelf w/ light	36”
			1	Tack board	36”x25”
			1	Tack board	36”x23”
			1	White board	36”x48”
			1	White board	48”x72”
			1	BBF
			4	Wall tracks	60”
			1	2 drawer lat	30”
			1	3 drawer lat	30”
			1	Hayworth side chair
			1	Steel Case 462LEAPX- steel case multi-color		102

170	249	159	1	Freestanding table	30”x60”
			2	Cork boards	24”x36”
			1	ZA94 I021 I Ebony KR 25 Arms- Chrome Base		100
			1	Multi-tilt 3217		116
			1	Task chair blk no model #
			5	BBF
			1	FF
			2	KBT

170	264	160	1	Half moon right extend corner bi level w/ KBT	72”x42”x24”x30”
			1	3/4 moon table w/ 3 legs
			1	Sws	72”x30”
			1	5 high open shelf 4 drawer lateral file	36”
			1	2 drawer lateral file	36”
			2	BBF
			1	FF
			1	White board	24”x36”
			1	Shelf w/ light and 48”x25” tackboard	48”
			1	Shelf w/ light and 42”x25” tackboard	42”
			1	Shelf w/ light and 36”x25” tackboard	36”
			4	Wall tracks	60”
			1	G97G48AA- Millennium GL ADJ Arm mid-back posture TA		108
			1	CU5947721800001 Hayworth green & gold		A4

170	266-A	161	1	Left handed half moon bi level corner	66”x42”x24”x30”
			1	Right handed wave top	60”x24”x30”
			1	Shelf w/ light and 48”x25” tack board	48”
			2	BBF
			1	White board	24”x36”
			2	Wall tracks	60”
			1	Steel Case 462LEAPX- steel case multi-color		102

170	266-B	162	1	Left handed bi level corner	60”x42”x24”x30”
			1	Right handed wave top	60”x24”x30”
			3	FF
			1	5 high 2 openshelf 3 drawer lateral file
			1	Overhead w/ light and 60”x25” tackboard	60”
			2	Wall tracks	60”
			1	B92- #I021 J Ebony KR200 arms		120

170	267-A	163	1	Half moon right handed extend corner bi level	72”x42”x24”x30”
			1	5 high open shelf 4 drawer lat
			2	BBF
			2	FF
			2	Shelf w/ 2 lights and 42”x25” tackboards	42”
			3	Wall tracks	60”
			1	Steel Case 462LEAPX- steel case multi-color		102

170	267-B	164	1	Halfmoon right extended corner bi level w/ 2 screens	72”x42”x24”x30”
			1	Left handed wave top w/ shelf attached	60”x24”x30”
			1	BBF
			1	2 drawer wood pad
			1	Steel Case 462LEAPX- steel case multi-color		102
			1	Black & chrome stacker		A5

170	267-C	165	1	Left handed extend bi level corner	72”x42”x24”x30”
			1	Right handed wave top	60”x24”x30”
			1	Shelf w/ light and 42”x25” tackboard	42”

			1	Shelf w/ light and 60”x25” tackboard	60”
			1	BBF
			1	4 high verical file
			3	Wall tracks	60”
			1	White board	24”x36”
			1	ZA94 I021 I Ebony KR 25 Arms- Chrome Base		100

170	268	166	1	Half moon corner w/ KBT	48”x48”x42”x12”
			1	Sws	24”x24”
			1	Right side wave 30	72”x30”
			2	Shelf w/ 2 lights and 36”x25” Tackboards	36”
			2	BBF
			1	FF
			1	2 drawer lat	42”
			1	White board	36”x48”
			3	Wall tracks	60”
			1	Steel Case 462LEAPX- steel case multi-color		102
			1	Chair no tag it’s a red looks like reaction task chair

170	261	167	1	Sws	72”x30”
			1	Lab table blue and white	60”x20”
			1	BBF
			2	2 Drawer lats	36”
			2	Wall tracks	60”
			1	Chair 3233 PR40

Equipment	Mfg	Model	Serial No.	Location
Autoclave	Consolidated	SSR-24-DCMV	5600-36	248
Glass Washer	Lancer	1400 LXP	9E063694	248

CHAIR CODE	DESCRIPTION
100	ZA94 I021 I Ebony KR 25 Arms- Chrome Base
101	ZA62 JR25 3382 Blank- Office Master- Chrome Base w/casters
102	Steel Case 462LEAPX- steel case multi-color
103	CA27103 Black Leather w/arms conference room chairs
104	PA57 KR240 2121 Ebony
105	PA2653- Davis Black w/ arms, woven black material
106	Hayworth 080416- Black see through mesh back
107	Black Leather conference room w/ chrome base/ no tags w/ arms
108	G97G48AA- Millennium GL ADJ Arm mid-back posture TA
109
110	RE30A- HWBK9201- Black Reaction
111	Herman Miller AIM 123A 770072 101 black/ no arms
112	9022369- gray office master
113
114	KR200 Arms 7878 #20 Black
115
116	Multi-tilt 3217
117	BJR3 Arms MA52 #20 black/ no arms
118	PA53 #F021 F-Ebony KR200 arms
119
120	B92- #I021 J Ebony KR200 arms
121
122	EA335 Herman Miller N103- chrome base w/chrome arms
123	Haworth 75277490000/ black w/arms
124	PA55 KR200 2121 Ebony
125
126	4836B127717 3360
127	3233 LE144 HAG
128

(STACKER CHAIRS)
A1	Armless ch rad 2162 4578240/002 black
A2	swirl side chair w/arms SO# 148144.1
A3	Arm chair 8862GRD3-0D
A4	CU5947721800001 Hayworth green & gold
A5	Black & chrome stacker
A6	85693520000 color 3F TRF black
A7	Herman Miller AE500P
A8	Armless chair gray & chrome/ weavetek/ #215ZSW
A9	Global Upholstery/ Black Frame/ Black Material 008062151F
A10	Herman Miller ER335 Chrome Frame/ Black Material

28